UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

FIRST COMMUNITY FINANCIAL PARTNERS, INC.
(Exact name of registrant as specified in its charter)

333-185041
333-185043
Illinois	333-185044	20-4718752
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2801 Black Road, Joliet, IL		60435
(Address of Principal Executive Offices)		(Zip Code)

(815) 725-0123
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 21, 2015, First Community Financial Partners, Inc. (the "Company") held its annual meeting of shareholders. Of the 16,970,721 shares of common stock eligible to vote at the annual meeting, 12,329,670 shares were represented in person or by proxy, representing approximately 72.65% of the eligible and outstanding shares. At the meeting, the shareholders elected Stephen G. Morrissette, Daniel Para, Michael F. Pauritsch, Patrick J. Roe, and Robert L. Sohol as directors to serve three-year terms expiring in 2018, and approved the additional proposal listed below. Further detail on each of the matters voted on by the shareholders is available in the Company's proxy statement for the 2015 annual meeting of shareholders.

The final results of voting on each of the matters submitted to a vote of shareholders are as follows:

1)    Election of five members of the board of directors to serve a three-year term expiring in 2018:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Stephen G. Morrissette	8,741,572	289,159	39,350	3,259,589
Daniel Para	8,341,472	650,779	77,830	3,259,589
Michael F. Pauritsch	8,937,355	69,036	63,690	3,259,589
Patrick J. Roe	8,768,323	238,658	63,100	3,259,589
Robert L. Sohol	8,787,417	220,214	62,450	3,259,589

2)	Ratification of CliftonLarsonAllen LLP as the Company's independent registered public accounting firm for the year ended December 31, 2015:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,184,429	90,367	54,874	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY FINANCIAL PARTNERS, INC.

Dated: May 26, 2015	/s/ Glen L. Stiteley
Glen L. Stiteley
Executive Vice President and Chief Financial Officer